Exhibit 99.1

NEWS RELEASE

Halcón Resources to Host General Update Conference Call

HOUSTON, TEXAS — January 20, 2016 — Halcón Resources Corporation (NYSE: HK) (“Halcón” or the “Company”) announced today that it will host a conference call on Thursday, January 21, 2016 at 10:30 a.m. EST (9:30 a.m. CST) to provide investors with a general business update including discussion of Halcón’s preliminary 2016 capital plans.  The Company has also updated its investor presentation which can be found on the Company’s website at http://www.halconresources.com in the Investor Relations section under Events & Presentations.

Conference Call Details

To participate in the conference call, dial (877) 810-3368 for domestic callers, and (914) 495-8561 for international callers a few minutes before the call begins and reference Halcón Resources conference ID 34356633.  A telephonic replay of the call will be available approximately two hours after the live broadcast ends and will be accessible through January 27, 2016.  To access the replay, dial (855) 859-2056 for domestic callers or (404) 537-3406 for international callers, in both cases referencing conference ID 34356633.

About Halcón Resources

Halcón Resources Corporation is an independent energy company engaged in the acquisition, production, exploration and development of onshore oil and natural gas properties in the United States.

Contact:
Quentin Hicks
Senior Vice President — Finance & Investor Relations
Halcón Resources
(832) 538-0557